
                         PAMIDA , INC. AND SUBSIDIARIES
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                          (Dollar amounts in thousands)

                                                            Years Ended
                                -------------------------------------------------------------------
                                January 30,   January 29,   January 28,   February 2,   February 1,
                                   1994          1995          1996          1997          1998
                                 (52 Weeks)    (52 Weeks)    (52 Weeks)    (53 Weeks)    (52 Weeks)
                                -----------   -----------   -----------   -----------   -----------
Income (loss) before
taxes and extraordinary item    $     1,504   $     9,912   $   (98,939)  $     3,696   $     7,277

Add:
  Interest expense                   23,515        23,904        25,616        25,308        25,644
  Amortization of
  finance cost                          852           895           994           676           594

  Portion of rentals
  representative of
  interest factor                     4,042         4,572         5,631         5,231         5,618
                                -----------   -----------   -----------   -----------   -----------

  Income before taxes and
  extra-ordinary items,
  as adjusted                   $    29,913   $    39,283   $   (66,698)  $    34,911   $    39,133
                                ===========   ===========   ===========   ===========   ===========

Fixed
Charges:
  Interest expense              $    23,515   $    23,904   $    25,616   $    25,308   $    25,644
  Amortization of
  finance cost                          852           895           994           676           594

  Portion of rentals
  representative of
  interest factor                     4,042         4,572         5,631         5,231         5,618
                                -----------   -----------   -----------   -----------   -----------
  Fixed charges
  as adjusted                   $    28,409   $    29,371   $    32,241   $    31,215   $    31,856
                                ===========   ===========   ===========   ===========   ===========
Ratio of earnings
to fixed charges                     1.05:1        1.34:1            --        1.12:1        1.23:1
                                ===========   ===========   ===========   ===========   ===========

Excess of fixed
charges over
earnings                                 --            --   $    98,939            --            --
                                ===========   ===========   ===========   ===========   ===========